SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                              Engelhard Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

[Graphic Omitted]                      101 Wood Avenue, Iselin, New Jersey 08830


Barry W. Perry
Chairman and
Chief Executive Officer

                                                                   April 2, 2003

Dear Shareholder:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders, which will be held at 9 a.m., Eastern Daylight Savings Time, on Thursday, May 1, 2003, at The Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, NJ 08830-3010.

     The enclosed Notice and Proxy Statement contain information about matters to be considered at the Annual Meeting, at which the business and operations of Engelhard will also be reviewed. Discussions at our Annual Meeting have generally been interesting and useful, and we hope that you will be able to attend. If you plan to attend, please check the box provided on the proxy card and an admission ticket will be sent to you. Only shareholders and their proxies will be permitted to attend the Annual Meeting.

     Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card or to vote over the Internet or by telephone, so that your shares will be represented and voted at the Annual Meeting.

                                                     Sincerely yours,

                                                     /s/ B.W. Perry

                              ENGELHARD CORPORATION
                                 101 WOOD AVENUE
                            ISELIN, NEW JERSEY 08830

                              -------------------

                NOTICE OF THE 2003 ANNUAL MEETING OF SHAREHOLDERS

                              -------------------



To our Shareholders:                                               April 2, 2003

     The Annual Meeting of Shareholders of Engelhard Corporation, a Delaware corporation, will be held on Thursday, May 1, 2003 at 9 a.m., Eastern Daylight Savings Time, at The Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, NJ 08830-3010, for the following purposes:

          (1) To elect two Directors;

          (2) To transact such other business as may properly come before the meeting.

     The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is close of business on March 14, 2003.

     A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at our offices located at 101 Wood Avenue, Iselin, New Jersey, during ordinary business hours for ten days prior to the meeting, and at the meeting.

                                     By Order of the Board of Directors


                                     Arthur A. Dornbusch, II
                                     VICE PRESIDENT, GENERAL COUNSEL AND
                                     SECRETARY


            SHAREHOLDERS ARE URGED TO MARK, SIGN AND RETURN PROMPTLY
        THE ACCOMPANYING PROXY IN THE ENCLOSED RETURN ENVELOPE OR TO VOTE
                        OVER THE INTERNET OR BY TELEPHONE

                              ENGELHARD CORPORATION
                                 101 WOOD AVENUE
                            ISELIN, NEW JERSEY 08830

                              -------------------

                          PROXY STATEMENT FOR THE 2003
                         ANNUAL MEETING OF SHAREHOLDERS

                              -------------------

                                ABOUT THE MEETING

WHY AM I RECEIVING THESE MATERIALS?

     The Board of Directors of Engelhard Corporation (sometimes referred to as "Engelhard" or "we" or "our") is providing these proxy materials for you in connection with our Annual Meeting of Shareholders, which will take place on Thursday, May 1, 2003. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

WHO IS ENTITLED TO VOTE?

     Holders of Common Stock as of the close of business on March 14, 2003 will be entitled to vote. On such date there were outstanding and entitled to vote 127,344,885 shares of Common Stock of Engelhard, each of which is entitled to one vote with respect to each matter to be voted on at the Meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum. If you hold your shares in "street name" through a broker or other nominee, shares represented by "broker non-votes" will be counted in determining whether there is a quorum.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to Engelhard, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

     If you are a record holder of Common Stock (that is, if you hold Common Stock in your own name in Engelhard's stock records maintained by our transfer agent, Mellon Investor Services LLC), you may vote through the Internet or by using a toll-free telephone number by following the instructions included with your proxy card. If you are not a record holder of Common Stock (that is, if you hold Common Stock in "street name" through a broker or other nominee), you may vote your shares by following the instructions included with your proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 11 p.m. Eastern Daylight Savings Time on April 30, 2003.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD OR AFTER I VOTE ELECTRONICALLY OR BY TELEPHONE?

     Yes. After you have submitted a traditional proxy card, you may change your vote at any time before the proxy is exercised by submitting either a notice of revocation or a duly executed proxy bearing a later date. If you previously submitted your proxy through the Internet or by telephone, you may revoke that proxy simply by voting again prior to the time at which such facilities close, by following the same procedures used in casting your prior vote; in that event the later submitted vote will be recorded and the earlier vote revoked.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     o  for election of the nominated slate of Directors (see page 5).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Each item to be voted on at the Annual Meeting requires the affirmative vote of the holders of a majority of the votes cast with respect to such item. A properly executed proxy marked "ABSTAIN" and a broker non-vote with respect to any such matter will not be treated as a vote cast, although it will be counted for purposes of determining whether there is a quorum.

WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?

     The cost of soliciting proxies in the form enclosed will be borne by Engelhard. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, by our employees. We have also engaged D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, to assist in such solicitation at an estimated fee of $14,000 plus disbursements. Engelhard may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock.

                     INFORMATION AS TO CERTAIN SHAREHOLDERS

WHO ARE THE LARGEST OWNERS OF ENGELHARD'S COMMON STOCK?

     Set forth below is certain information with respect to the only persons known to us who owned beneficially more than five percent (5%) of our voting securities as of March 1, 2003.

                                                              AMOUNT AND
                                                                NATURE
                                                             OF BENEFICIAL   PERCENT OF
                                                               OWNERSHIP        CLASS
                                                             -------------   -----------
Wellington Management Company, LLP (1) (3) ................    14,785,365      11.57%
   75 State Street
   Boston, Massachusetts 02109

Vanguard Windsor Funds--Vanguard Windsor Fund (2) (3) .....     9,566,700       7.49%
   100 Vanguard Boulevard
   Malvern, Pennsylvania 19355

Citigroup Inc. (4) ........................................    11,514,611       9.00%
   399 Park Avenue
   New York, New York 10043

Dodge & Cox (5) ...........................................     8,793,782       6.90%
   One Sansome Street
   35th Floor
   San Francisco, California 94104

Barclays Global Investors, N.A. and affiliates (6) ........     9,982,717       7.82%
   45 Fremont Street
   San Francisco, CA 94105

Aim Funds Management, Inc. (7) ............................     6,542,000       5.12%
   5140 Yonge Street
   Suite 900
   Toronto, Ontario M2N 6X7

---------------
(1)  As reported by Wellington  Management  Company,  LLP on an amendment to its
     Schedule 13G filed with the Securities and Exchange Commission ("SEC") on February 12, 2003.

(2) As reported by Vanguard Windsor Funds--Vanguard Windsor Fund on an amendment to its Schedule 13G filed with the SEC on February 13, 2003.

(3) Wellington Management Company, LLP reports that, as an investment adviser, it shares beneficial ownership with one of its clients, Vanguard Windsor Funds. Consequently, the same shares may be shown as beneficially owned by Wellington Management Company, LLP and Vanguard Windsor Funds.

(4) As reported by Citigroup Inc. and its wholly-owned subsidiaries Salomon Smith Barney Inc., Salomon Brothers Holding Company Inc. and Salomon Smith Barney Holdings Inc. on an amendment to its Schedule 13G filed with the SEC on February 7, 2003. The Schedule 13G reports that Citigroup Inc. and its wholly-owned subsidiaries Salomon Smith Barney Inc., Salomon Brothers Holding Company Inc. and Salomon Smith Barney Holdings Inc. have shared beneficial ownership of the shares reported as owned by them.

(5) As reported by Dodge & Cox on an amendment to its Schedule 13G filed with the SEC on February 13, 2003.

(6) As reported by Barclays Global Investors, N.A. and certain of its affiliates on Schedule 13G filed with the SEC on February 12, 2003. Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd. and Barclays Capital Securities Limited report sole voting and dispositive power over 8,494,717 shares, 481,326 shares, 1,003,539 shares and 3,135 shares, respectively.

(7) As reported by AIM Funds Management, Inc. on Schedule 13G filed with the SEC on February 13, 2003.

                            1. ELECTION OF DIRECTORS

     Our Board of Directors consists of three classes, Class I, Class II and Class III, each class serving for a full three-year term. Mr. Antonini and Mr. Slack are nominees for election as Class I Directors at the Annual Meeting. If elected, they will serve until 2006. The Class II Directors will be considered for reelection at our 2004 Annual Meeting. The Class III Directors will be considered for reelection at our 2005 Annual Meeting.

     Directors will be elected by the affirmative vote of a majority of the votes cast at the Meeting.

     The persons named as proxies in the accompanying proxy intend to vote, unless you instruct otherwise in your proxy, "FOR" the election of Mr. Antonini and Mr. Slack as Class I Directors.

                    INFORMATION WITH RESPECT TO NOMINEES AND
                         DIRECTORS WHOSE TERMS CONTINUE

     Set forth below are the name and age of each nominee and Director whose term continues, all other positions and offices, if any, now held by him or her with Engelhard and his or her principal occupation during the last five years.

                    NOMINEES FOR REELECTION AT THIS MEETING,
                 AGES, PRINCIPAL BUSINESS EXPERIENCE DURING THE
                  PAST FIVE YEARS, BOARD MEMBERSHIPS (CLASS I)
                  --------------------------------------------

MARION H. ANTONINI
  Age 72. Mr. Antonini has been a director of Engelhard since 1985. He has been Operating Principal of Kohlberg & Co., a private merchant banking firm since March 1998. From prior to 1998, Mr. Antonini served as Chairman and Chief Executive Officer of Welbilt Corporation. He is also a director of Scientific-Atlanta, Inc. and Color Spot Nurseries, Inc.

HENRY R. SLACK
  Age 53. Mr. Slack has been a director of  Engelhard  since 1981,  resigned May
     21, 1999, and was re-elected to the Board of Directors as a Class I director on June 3, 1999. He has been the Chairman of Terra Industries Inc., a producer of nitrogen products and methanol, since April 2001. From June 1999 to August 2002, he was Chairman of Task (USA) Inc., a private investment company. From prior to 1998 to June 1999, Mr. Slack was the Chief Executive of Minorco SA, an international natural resources company.

                     DIRECTORS WITH TERMS EXPIRING MAY 2004,
                 AGES, PRINCIPAL BUSINESS EXPERIENCE DURING THE
                  PAST FIVE YEARS, BOARD MEMBERSHIPS (CLASS II)
                 ----------------------------------------------

JAMES V. NAPIER
  Age 66. Mr. Napier has been a director of  Engelhard  since  1986.  He was the
     Chairman  of  Scientific-Atlanta,   Inc.,  a  communications  manufacturing
     company, from prior to 1998 to November 2000. He is also a director of Scientific-Atlanta, Inc., Intelligent Systems Corporation, Vulcan Materials Company, McKesson Corporation, Personnel Group of America, Inc. and Wabtec Corporation.

NORMA T. PACE
  Age 81. Mrs. Pace has been a director of Engelhard since 1987. She has been a Partner of Paper Analytics Associates, a planning and consulting company, from prior to 1998.

LOUIS J. GIULIANO
  Age 56. Mr. Giuliano has been a director of Engelhard since February 2003. He has been the Chairman, President and Chief Executive Officer of ITT Industries, Inc., a diverse global engineering and manufacturing company, since March 2001. From 1998 to March 2001, he was the President and Chief Operating Officer of ITT Industries, Inc.

                     DIRECTORS WITH TERMS EXPIRING MAY 2005,
                 AGES, PRINCIPAL BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS, BOARD MEMBERSHIPS (CLASS III)
                 ----------------------------------------------

BARRY W. PERRY
  Age 56. Mr. Perry has been a director of Engelhard since 1997. He has been the Chairman and Chief Executive Officer of Engelhard since January 2001. From prior to 1998 until 2001, he was the President and Chief Operating Officer of Engelhard. Mr. Perry is also a director of Arrow Electronics, Inc. and Cookson Group plc.

DOUGLAS G. WATSON
  Age 58. Mr. Watson has been a director of Engelhard  since  1991. He has been the Chief Executive Officer of Pittencrieff Glen Associates, a management-consulting firm, since June 1999. From June 2000 to September 2001, he was the President and Chief Executive Officer of ValiGen N.V., a biotechnology company. From prior to 1998 to May 1999, Mr. Watson was the President, Chief Executive Officer and Director of Novartis Corporation, a life sciences company. He is also a director of Dendreon Corporation, Genta Inc. and Chairman of OraSure Technologies, Inc.

                    SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

HOW MUCH COMMON STOCK DO ENGELHARD'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

     Set forth in the following table is the beneficial ownership of Common Stock as of March 1, 2003 for all nominees, Directors, each of the Executive Officers listed on the Summary Compensation Table and all Directors and Executive Officers as a group. No Director or Executive Officer owns more than 1% of the total outstanding shares (including exercisable options). All Directors and Executive Officers as a group own approximately 2.3% of the total outstanding shares (including exercisable options).

        NAME                                             SHARES
        ----                                             ------
Marion H. Antonini ..................................      97,503(1)(2)(3)(4)
Arthur A. Dornbusch, II .............................     661,018(5)
Louis J. Giuliano ...................................       7,593
John C. Hess ........................................     237,190(5)
Peter B. Martin .....................................     123,449(5)
James V. Napier .....................................      56,575(1)(2)(3)
Norma T. Pace .......................................      62,823(1)(2)(3)
Barry W. Perry ......................................   1,238,112(5)
Henry R. Slack ......................................      19,874(1)(2)(4)
Michael A. Sperduto .................................     175,109(5)
Douglas G. Watson ...................................      74,231(1)(2)(3)
All Directors and Executive Officers as a group .....   2,915,290(1)(2)(3)(4)(5)

--------------
(1) Includes 16,500 shares of Common Stock subject to options granted to each of Messrs. Antonini, Napier and Watson and Mrs. Pace and 4,500 shares of Common Stock subject to options granted to Mr. Slack under our Directors Stock Option Plan, which options may be exercised within 60 days from March 1, 2003.

(2)  Includes 20,546,  15,868, 2,026, 8,355 and 18,917 non-voting deferred stock units earned by Messrs. Antonini, Napier, Slack, Watson and Mrs. Pace under the Deferred Stock Plan for Non-employee Directors. Each deferred stock unit will be converted into a share of Common Stock upon termination of service.

(3) Includes 46,862, 13,683, 17,186 and 12,534 non-voting deferred stock units held by Messrs. Antonini, Napier, Watson, and Mrs. Pace under the Deferred Compensation Plan for Directors of Engelhard. Each deferred stock unit will be converted into a share of Common Stock at a future date based on the prior written request of each respective Director as prescribed by the plan.

(4) Includes 1,000 and 3,225 shares as to which Messrs. Antonini and Slack, respectively, disclaim beneficial ownership.

(5)  Includes  508,092,  205,545,  100,404,  1,094,742,  138,989,  and 2,236,941
     shares of Common Stock subject to options granted to Messrs. Dornbusch, Hess, Martin, Perry, Sperduto and all

     Directors and Executive Officers as a group, respectively, under our Stock Option Plan of 1991 and the Directors Stock Option Plan.

                BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

HOW OFTEN DID THE BOARD OF DIRECTORS MEET DURING 2002?

     Our Board of Directors held a total of seven meetings during 2002. During 2002, all of our Directors attended more than 90% of the meetings of the Board and meetings of committees of the Board on which they served.

WHAT COMMITTEES DOES THE BOARD OF DIRECTORS HAVE?

     Among  the  standing  committees  of the Board of  Directors  are the Audit
Committee,   the  Compensation   Committee  and  the  Stock  Option/Stock  Bonus
Committee. Currently, Engelhard does not have a Nominating Committee.

AUDIT COMMITTEE

     The members of the Audit Committee are Mr. Watson (Chairman), Mrs. Pace and Mr. Napier, all of whom are Non-employee Directors. The Audit Committee periodically reviews our accounting policies, internal accounting controls and the scope and results of the independent accountants' audit of our financial statements. Each of the members of the Audit Committee is "independent" as defined by the New York Stock Exchange ("NYSE") Listing Standards. The Audit Committee held eight meetings during 2002. See "Report of Audit Committee" on page 27 for more information.

COMPENSATION COMMITTEE

     The members of the Compensation Committee are Messrs. Antonini (Chairman), Napier and Slack, all of whom are Non-employee Directors. The Compensation Committee determines the appropriate level of compensation for the Officers and employees of Engelhard. The Compensation Committee held six meetings during 2002. See "Compensation Committee Report on Executive Compensation" on page 22 for more information.

STOCK OPTION/STOCK BONUS COMMITTEE

     The members of the Stock Option/Stock Bonus Committee are Messrs. Antonini (Chairman), Napier and Slack, all of whom are Non-employee Directors. The Stock Option/Stock Bonus Committee administers our stock option and stock bonus plans and determines the terms and conditions for the issuance of stock options and stock bonus awards to our Officers and employees. The Stock Option/Stock Bonus Committee held three meetings during 2002.

HOW ARE DIRECTORS COMPENSATED?

     Directors who are not our employees each received a retainer at the annual rate of $40,000 in 2002. In addition, Non-employee Directors received a $1,350 fee for each Board meeting attended in 2002. During 2002, Non-employee Directors also received a $1,350 fee for each committee meeting attended; a $5,000 annual retainer for each committee on which they served; and the chairman of each committee received an additional $5,000 annual retainer. Directors who are employed by us do not receive any Directors' fees or retainers.

     Pursuant to our Deferred Stock Plan For Non-employee Directors (the "Deferred Stock Plan"), each Non-employee Director is credited with deferred stock units, each of which evidences the right to receive a share of Common Stock of Engelhard upon the Director's termination of service. Deferred stock units were credited to the accounts of the Non-employee Directors annually on each May 31 with an amount of deferred stock units calculated by dividing an amount equal to 40% of the annual retainer payable to such Non-employee Director then in effect by the average daily closing price per share of Common Stock of Engelhard for the 20 trading days ending two days prior to such date. For years beginning with 2003, the date deferred stock units will be credited to accounts of Non-employee Directors has been changed to the record date for payment of dividends on shares of Common Stock of Engelhard occurring in the last month of the second calendar quarter of each year, and deferred stock units will be credited only to Non-employee Directors serving on the May 31 immediately preceding the crediting date. When a regular cash dividend is paid on the Common Stock, the dividend equivalent on deferred stock units is reinvested in additional deferred stock units. The entire balance of a Non-employee Director's account under the Deferred Stock Plan will be paid to the Non-employee Director, in either a lump sum or installments at the election of such Non-employee Director, in shares of our Common Stock upon the Non-employee Director's termination of service. If a "change in control" occurs and the Non-employee Director ceases to be a Director or the Deferred Stock Plan is terminated, shares equal to the entire balance of the account will be distributed within 30 days.

     Pursuant to our Stock Bonus Plan for Non-employee Directors (the "Directors Stock Bonus Plan"), each person who becomes a Non-employee Director prior to June 30, 2006 shall be awarded 7,593 shares of our Common Stock effective as of such person's election to our Board of Directors. Such shares will tentatively vest in equal increments over a ten-year period. Directors are entitled to receive cash dividends on and to vote shares which are the subject of an award prior to their distribution or forfeiture. Upon termination of the Director's service as a Non-employee Director, the Director (or, in the event of his or her death, his or her beneficiary) shall be entitled, in the discretion of the committee formed to administer the Directors Stock Bonus Plan, to receive the shares awarded to such Director which have tentatively vested up to the date of such termination of service. Shares may be received prior to such date if there has been a "change in control." If receipt of shares is accelerated due to a change in control, an additional payment will be made to compensate for the loss of the tax deferral.

     Pursuant to our Directors Stock Option Plan, each Non-employee Director in office on the date of the regular meeting of the Board in December of each year will automatically be granted an option to purchase 3,000 shares of Common Stock with an exercise price equal to the fair market value of such shares at the date of grant. Each option becomes exercisable in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each option terminates on the tenth anniversary of the date of grant. Each option held by a director which was granted more than one year before his or her termination of service as a director shall become fully exercisable upon termination if such termination is a result of disability, death or retirement after attaining age 65; options may become exercisable prior to such date if there has been an "acquisition of a control interest."

     Pursuant to our Deferred Compensation Plan for Directors, Non-employee Directors may elect to defer payment of all or a designated portion of their compensation for services as a Director into a cash or stock account. Under our Deferred Compensation Plan for Directors, deferred amounts will be paid at time of a "change in control" if the participant has made an advance election to that effect. In the event distribution of deferred amounts is so accelerated, an additional payment will be made in order to compensate for the loss of tax deferral resulting from the accelerated payment.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our Executive Officers and Directors and persons who own more than 10% of a registered class of Engelhard's equity securities to file initial reports of ownership and changes in ownership with the SEC and the NYSE. Such Executive Officers, Directors and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our Executive Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for 2002.

                              CERTAIN TRANSACTIONS

     Citibank, N.A., a subsidiary of Citigroup Inc., which reports beneficial ownership of more than 5% of our Common Stock, participated with other lenders in lines of credit available to Engelhard under revolving credit facilities. Citibank's total commitment is $34,000,000, none of which was drawn in 2002. In 2002, Citibank received an initial fee of $59,000 and annual facility fees of $33,000 for these facilities. We use subsidiaries of Citigroup, as well as other firms, to provide cash management services to Engelhard. Fees to subsidiaries of Citigroup for these services aggregated less than $60,000 in 2002. In addition, Barclays Global Investors, N.A., which reports beneficial ownership of more than 5% of our Common Stock, provides certain investment management services to Engelhard's pension plans. Fees for such services aggregated approximately $130,000 in 2002.

     Barclays Bank, plc, an affiliate of Barclays Global Investors, subsidiaries of Citigroup and other firms, engage in foreign exchange and commodities transactions with Engelhard in the ordinary course of business. All of these transactions are negotiated at arms-length as principals in competitive markets. During 2002, foreign exchange and metals transactions with subsidiaries of Citigroup aggregated approximately $190,000,000 and metals transactions with Barclays Bank, plc aggregated approximately $50,000,000. In addition, during 2002, Engelhard provided services in precious metals financing transactions in which subsidiaries of Citigroup and Barclays Bank, plc received funds from third parties. Engelhard received approximately $230,000 in fees from subsidiaries of Citigroup and approximately $37,000 in net revenues from these transactions in which Barclays Bank, plc participated.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the compensation paid by us for services rendered in all capacities during each of the last three fiscal years to our Chief Executive Officer and our other four most highly compensated Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION                             AWARDS (1)
                               ---------------------------------------------    -------------------------------
                                                                OTHER ANNUAL      RESTRICTED                       ALL OTHER
                                                                COMPENSATION        STOCK                         COMPENSATION
                               YEAR   SALARY ($)   BONUS ($)       ($) (4)      AWARD(S) ($) (2)    OPTIONS (#)    ($) (1)(3)
                               ----   ---------    ---------     -----------    ----------------   ------------    ----------
Barry W. Perry ..............  2002    900,000     1,100,000       125,781           326,403          293,352        355,040
Director, Chairman             2001    750,000     1,180,000(5)     95,667         1,223,357          337,424        333,467
and Chief Executive            2000    500,000       790,000          --             507,247           67,184             --
Officer

Arthur A. Dornbusch, II .....  2002    315,848       190,000          --             127,755           83,520        105,543
Vice President,                2001    307,395       192,500          --             126,239           65,416         98,366
General Counsel                2000    297,000       290,000          --             240,090           31,796          7,731
and Secretary

Michael A. Sperduto .........  2002    267,500       200,000          --             127,755           79,628         27,977
Vice President,                2001    223,679       155,750          --              93,666           45,868         26,277
Chief Financial Officer        2000    197,000       120,000          --              78,935           10,456             --

John C. Hess ................  2002    249,318       144,000          --              82,017           49,884         51,693
Vice President,                2001    236,320       146,518          --              81,364           40,376         48,552
Human Resources                2000    224,000       182,750          --             134,881           17,860             --

Peter B. Martin .............  2002    222,789        95,000          --              45,426           26,368         29,823
Vice President,                2001    216,300       105,000          --              50,887           24,672         28,011
Investor Relations             2000    210,000       120,000            --            79,841           10,564             --

------------------
(1) Our Key Employees Stock Bonus Plan, our stock option plans, our Restricted Cash Incentive Compensation Plan and our 2002 Long Term Incentive Plan provide for acceleration of vesting in the event of a "change in control." For information on what constitutes a "change in control," see "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 18.

(2) As of December 31, 2002, Messrs. Perry, Dornbusch, Sperduto, Hess and Martin held 78,118, 22,207, 9,222, 12,961 and 7,898 unvested shares, respectively, of stock, which were awarded pursuant to our Key Employees Stock Bonus Plan having a market value of $1,745,942, $496,326, $206,103, $289,687 and $176,534, respectively. The foregoing amounts do not include the reported grants which were made in February 2003 for services rendered during 2002. Restricted stock awards of Engelhard's Common Stock granted under the Key Employees Stock Bonus Plan vest in five equal annual installments commencing on February 1 in the year following the grant (or in the case of the January 2002 award of 29,300 shares to Mr. Perry, such award vests entirely on the fifth anniversary of the date of grant). Vesting will be accelerated upon the occurrence of a "change in control." We pay dividends on restricted stock, if and to the extent paid on Common Stock generally, but pay no dividends on stock options. For information on what constitutes a "change in control," see "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 18.

(3) Represents payouts in 2002 pursuant to restricted cash awards made in 2000 under the Restricted Cash Incentive Compensation Plan and, for Mr. Dornbusch, includes interest of $10,443, $8,997 and $7,731 accrued during 2002, 2001 and 2000, respectively, in excess of 120% of the applicable federal interest rate with respect to salary deferrals.

(4) Amounts include a $25,000 allowance for life insurance and $47,068 for supplemental disability insurance coverage in both 2002 and 2001.

(5) Includes $250,000 special award that is not included in computation of pension benefits.

     The following table sets forth information concerning individual grants of stock options made under our Stock Option Plan of 1991 and the 2002 Long Term Incentive Plan in December 2002 and February 2003 for services rendered during 2002 by each of the named Executive Officers.

                 OPTION GRANTS FOR SERVICES RENDERED DURING 2002

                                                                                                  GRANT DATE
                                      INDIVIDUAL GRANTS                                              VALUE
----------------------------------------------------------------------------------------------   -------------

                                   NUMBER OF         % OF TOTAL
                                  SECURITIES       OPTIONS GRANTED
                                  UNDERLYING      TO EMPLOYEES FOR    EXERCISE OR                  GRANT DATE
                                    OPTIONS       SERVICES RENDERED   BASE PRICE    EXPIRATION    PRESENT VALUE
            NAME                GRANTED (#) (1)      DURING 2002        ($/SH)         DATE          ($) (2)
----------------------------    ---------------   -----------------   -----------   ----------    -------------
Barry W. Perry .............        198,212             14%             $22.80       12/12/12      $1,561,910
                                     95,140              7%              20.47         2/6/13         647,903

Arthur A. Dornbusch, II ....         46,652              3%              22.80       12/12/12         367,618
                                     36,868              3%              20.47         2/6/13         251,071

Michael A. Sperduto ........         42,720              3%              22.80       12/12/12         336,949
                                     36,868              3%              20.47         2/6/13         251,071

John C. Hess ...............         26,216              2%              22.80       12/12/12         206,582
                                     23,668              2%              20.47         2/6/13         161,179

Peter B. Martin ............         13,284              1%              22.80       12/12/12         104,678
                                     13,084              1%              20.47         2/6/13          89,102

-------------------------
(1) Options have a ten-year term and vest in four equal annual installments beginning on the first anniversary of the date of grant. Vesting will be accelerated upon the occurrence of a "change in control." For information as to what constitutes a "change in control," see "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 18.

(2) The Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of the Common Stock during the applicable period. The model assumes: (a) an option term of 6 years, which represents anticipated exercise trends for the named Executive Officers; (b) interest rates of 3.8% and 3.2%, respectively, that represent the current yield curves as of the grant dates; (c) an average volatility of approximately 36% calculated using average weekly stock prices for the six years prior to the grant date; and (d) dividend yields of 1.8% and 2.0%, respectively (the dividend yields on the applicable grant dates).

     The following table sets forth information concerning each exercise of stock options during 2002 by each of the named Executive Officers and the value of unexercised options at December 31, 2002.

       AGGREGATE OPTION EXERCISES IN 2002 AND VALUES AT DECEMBER 31, 2002

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING           VALUE OF UNEXERCISED
                                 SHARES                UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                               ACQUIRED ON   VALUE     DECEMBER 31, 2002 (#)     DECEMBER 31, 2002 ($)
                                EXERCISE   REALIZED  -------------------------  --------------------------
NAME                               (#)        ($)    EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------------    -----------  -------  -------------------------  -----------  -------------
Barry W. Perry ............      11,350    $149,303    991,316       671,857     $3,412,976    $598,451
Arthur A. Dornbusch, II ...      22,500     355,140    469,112       182,548      1,693,956     260,978
Michael A. Sperduto .......      39,975     564,149    123,243       107,500        350,934      80,818
John C. Hess ..............        --         --       182,980       104,717        673,608     141,515
Peter B. Martin ...........        --         --        86,488        60,907        320,148      85,773

                                  PENSION PLANS

     The following table shows estimated annual pension benefits payable to a covered participant at normal retirement age under our qualified defined benefit pension plan, as well as the non-qualified supplemental pension plan. This non-qualified plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits and provides enhanced benefits for certain named key executives, including the individuals named in the Summary Compensation Table, based on remuneration that is covered under the plans and years of service with Engelhard and its subsidiaries.

                               PENSION PLAN TABLE

                                                             YEARS OF SERVICE
                                      ------------------------------------------------------------------
FINAL AVERAGE PAY                     15 YEARS      20 YEARS      25 YEARS       30 YEARS       35 YEARS
-----------------------               --------      --------      --------       --------       --------
$     200,000 .................       $ 62,040     $   6,040     $  110,040     $  134,040    $  134,040
      400,000 .................        134,040       182,040        230,040        278,040       278,040
      600,000 .................        206,040       278,040        350,040        422,040       422,040
      800,000 .................        278,040       374,040        470,040        566,040       566,040
    1,000,000 .................        350,040       470,040        590,040        710,040       710,040
    1,200,000 .................        422,040       566,040        710,040        854,040       854,040
    1,400,000 .................        494,040       622,040        830,040        998,040       998,040
    1,600,000 .................        566,040       758,040        950,040      1,142,040     1,142,040
    1,800,000 .................        638,040       854,040      1,070,040      1,286,040     1,286,040
    2,000,000 .................        710,040       950,040      1,190,040      1,430,040     1,430,040
    2,200,000 .................        782,040     1,046,040      1,310,040      1,574,040     1,574,040
    2,400,000 .................        854,040     1,142,040      1,430,040      1,718,040     1,718,040

     A participant's remuneration covered by our pension plans is his or her average monthly earnings, consisting of base salary and regular cash bonuses, if any (as reported in the Summary Compensation Table), for the highest 60 consecutive calendar months out of the 120 completed calendar months next preceding termination of employment. With respect to each of the individuals named in the Summary Compensation Table on page 14, credited years of service under the plans as of December 31, 2002 are as follows: Mr. Perry, 14 years; Mr. Dornbusch, 26 years; Mr. Sperduto, 19 years; Mr. Hess, 18 years; and Mr. Martin, 6 years. Benefits shown are computed as a straight line single life annuity beginning at age 65 and the benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts.

                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

     Engelhard entered into an employment agreement with Mr. Perry dated as of August 2, 2001. The initial term of the employment agreement extends until December 31, 2003 and, commencing on December 31, 2003, and on each December 31 thereafter, Mr. Perry's employment agreement shall automatically be extended for successive periods so that the remaining term shall always be twelve months, unless notice of intention not to extend shall have been given in writing twelve months prior to the expiration of the original term or any extended term. The agreement will terminate no later than December 31, 2011. The agreement provides for an annual salary of not less than $750,000 for calendar year 2001, $900,000 for calendar year 2002 and $1,000,000 for calendar year 2003, with increases thereafter to be determined by the Compensation Committee of the Board of Directors. In addition, the employment agreement provides for participation in Engelhard's annual Management Incentive Program with target award amounts (not less than one-third of which shall be in the form of a cash bonus) of 75% of the annual salary for 2001, 100% of the annual salary for 2002 and 125% of the annual salary for 2003 and thereafter. The agreement also provides for a formula-based grant of additional equity awards for 2001 if Engelhard's average closing stock price for 2001 exceeds $25 and the total return on Engelhard's Common Stock during calendar year 2001 exceeds the total return of the All S&P Chemicals Index. Since these conditions were met, Mr. Perry was eligible for and received the equity awards set forth in "Summary Compensation Table" on page 14 and "Compensation Committee Report on Executive Compensation" on page 22. Mr. Perry is also entitled to participate in the benefit plans of Engelhard and is entitled to certain other perquisites.

     In the event Engelhard terminates Mr. Perry's employment other than for cause (as defined in the agreement) or in the event Mr. Perry terminates his employment for good reason (as defined in the agreement), the employment agreement provides that Mr. Perry will receive an amount equal to two times the lesser of (i) 4.5 times his then current annual base salary or (ii) the average for the three calendar years preceding such calculation (or such lesser number of calendar years beginning with the calendar year 2001) of the sum of Mr. Perry's annual base salary, annual bonus and the grant date cash value of equity based awards. Amounts payable pursuant to this termination provision will be reduced by certain severance amounts paid to Mr. Perry under the Change in Control Agreements described below. Upon any such termination, Mr. Perry will also be entitled to continued benefits for two years following such termination.

     Engelhard established incentive plans for Mr. Perry in each of 2002 and 2003. The 2002 Share Performance Incentive Plan provided for a formula-based cash award to Mr. Perry for 2002 if Engelhard's average closing stock price from April 1, 2002 through December 31, 2002 exceeded $32 per share and the return on Engelhard's Common Stock during that period exceeded the return of the All S&P Chemicals Index, or, if greater, for an award of $750,000 if Engelhard's average closing stock price for the last twenty trading days of 2002 exceeded 115% of the average closing price for the same period in 2001. No award was paid under this plan. The 2003 Share Incentive Plan will provide Mr. Perry with a formula-based cash award if Engelhard's average closing stock price from January 1, 2003 through December 31, 2003 exceeds $28 and the return on Engelhard's Common Stock during that period exceeds the return on the All S&P Chemicals Index, or, if greater, an award of $750,000 if Engelhard's average closing stock price for the last twenty trading days of 2003 exceeds 115% of the average closing price for the same period in 2002. The amount of any bonus award will be credited to a deferred compensation account, and it will vest in three equal annual installments beginning on the first anniversary of the date of grant. The amount of any vested bonus, together with interest credited thereon, will generally be payable upon termination of Mr. Perry's employment. Vesting will accelerate upon a termination of Mr. Perry's employment due to disability, retirement or death, and the award will continue to vest if Mr. Perry's employment is terminated by Engelhard not for cause. In the event of a change in control, the award will become immediately vested and paid in full, and an additional payment will be made to compensate for the loss of tax deferral.

     Pursuant to our Change in Control Agreements, we will provide severance benefits in the event of a termination of an Executive (as defined), except a termination:

     (1) because of death,

     (2) because of "Disability,"

     (3) by Engelhard for "Cause," or

     (4) by the Executive other than for "Good Reason,"

within the period beginning on the date of a "Potential Change in Control" (as such terms are defined in the Change in Control Agreement) or "change in control" (as defined below) and ending on the third anniversary of the date on which a "change in control" occurs. The severance benefits include:

     (1) the payment of salary to the Executive through the date of termination of employment together with salary in lieu of vacation accrued;

     (2) an amount equal to a pro-rated incentive pool award under our Incentive Compensation Plan, determined as set forth in the Agreement;

     (3) an amount equal to two times the sum of the highest annual salary and incentive pool award in effect during any of the preceding 36 months, determined as set forth in the Agreement;

     (4) continued coverage under our life, disability, health, dental and other employee welfare benefit plans for up to two years;

     (5) continued participation and benefit accruals under our Supplemental Retirement Program for two years following the date of termination; and

     (6) an amount sufficient, after taxes, to reimburse the Executive for any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

     Each of Messrs. Perry, Dornbusch, Sperduto, Hess and Martin is defined as an Executive.

     For purposes of our Change in Control Agreements, a "change in control" is triggered if one of the following occurs:

     (1) twenty-five percent or more of our outstanding securities entitled to vote in the election of directors shall be beneficially owned, directly or indirectly, by any person or group of persons, other than the groups presently owning the same, or

     (2) a majority of our Board of Directors ceases to consist of the existing membership or successors approved by the existing membership or their similar successors, or

     (3) shareholders approve a reorganization or merger with respect to which the persons who were the beneficial owners of our outstanding voting securities immediately prior thereto do not, following the reorganization or merger, beneficially own more than 60% of the outstanding voting securities of the corporation resulting from the reorganization or merger in substantially the same proportions as their ownership of our voting securities immediately prior thereto, or

     (4)  shareholder approval of either:

          (a) a complete liquidation or dissolution of Engelhard or

          (b) a sale or other disposition of all or substantially all of the assets of Engelhard, other than to a corporation, with respect to which following such sale or other disposition, more than 60% of Engelhard's outstanding securities entitled to vote generally in the election of directors are thereafter beneficially owned, in substantially the same proportions, by all or substantially all of the individuals and entities who were the beneficial owners of such securities prior to such sale or other disposition.

     Our Key Employees Stock Bonus Plan, our stock option plans and our 2002 Long Term Incentive Plan, in which all of the Executive Officers participate, provide for the acceleration of vesting of awards granted in the event of a "change in control" as defined above, except that a "change in control" is triggered by twenty percent, rather than twenty-five percent, beneficial ownership of Engelhard's outstanding securities entitled to vote in the election of directors, directly or indirectly, by any person or group of persons, other than the groups presently owning the same. If vesting of awards under the Key Employees Stock Bonus Plan is accelerated, an additional payment will be made to compensate for the loss of tax deferral.

     Unless a contrary advance election is made, amounts deferred under our Deferred Compensation Plan for Key Employees will be paid in a lump sum upon a "change in control" (a "change in control" for this purpose will occur if either
(1) or (2) in the above definition of "change in control" occurs). If payments are so accelerated, an additional payment will be made in order to compensate for the loss of tax deferral. Under our Directors and Executives Deferred Compensation Plans, which provided for elective deferrals of compensation earned for years from 1986 through 1993, deferred amounts will be paid at the time of an "acquisition of a control interest" if the participant has made an advance election to that effect. In the event distribution of deferred amounts is so accelerated, an additional payment will be made in order to compensate for the loss of tax deferral resulting from the accelerated payment. In addition, certain supplemental retirement benefits under our Supplemental Retirement Program will vest upon a "change in control" (defined as described above in the case of the Change in Control Agreements).

     Our Restricted Cash Incentive Compensation Plan, which is provided to all of the Executive Officers, provides for the acceleration of vesting of awards granted in the event of the occurrence of a change in control. A participant under this plan will, subject to such other conditions, if any, as the Compensation Committee may impose, receive accelerated vesting of awards in the event of a "change in control," as defined above, except that a "change in control" is triggered by twenty percent, rather than twenty-five percent, beneficial ownership of Engelhard's outstanding securities entitled to vote in the election of directors, directly or indirectly, by any person or group of persons, other than the persons presently owning the same.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under the overall direction of the Compensation Committee and the Stock Option/Stock Bonus Committee of the Board of Directors and in accordance with our stock option plans and stock bonus plan approved by our shareholders, we have developed and implemented compensation programs designed to:

     o Attract and retain key employees who can build and continue to grow a successful company;

     o Provide incentive to achieve high levels of company, business, and individual performance; and

     o Maintain and enhance alignment of employee and shareholder interests.

     The Compensation and Stock Option Plan/Stock Bonus Committees are composed entirely of Non-employee Directors individually noted as signatories to this report.

     The Compensation Committee is responsible for overseeing the development and for review and approval of:

     o Overall compensation policy;

     o Salaries for the Chief Executive Officer and for approximately 17 other senior managers worldwide; and

     o Aggregate cash incentive awards for Engelhard and specific individual cash awards under the annual plan for the Chief Executive Officer and approximately 17 other senior managers worldwide.

     The Stock Option/Stock Bonus Committee is responsible for overseeing the development and for review and approval of:

     o Plan design and policies related to senior management and employee awards of options and restricted stock; and

     o Individual grants under the stock option plans, restricted stock awards under the Key Employees Stock Bonus Plan and awards under the 2002 Long Term Incentive Plan to the Chief Executive Officer and other senior employees worldwide.

     In exercising those responsibilities and in determining the compensation in particular of Mr. Perry and in general of other senior managers individually reviewed, the Committees examine and set:

     1.   BASE SALARY

          The Compensation Committee reviews salaries annually against industry practices as determined by professional outside consultants who conduct annual surveys. Our current competitive target is to pay at or above the median for positions of comparable level. This target is being achieved on average for the professional, technical, and managerial salaried work force. Salary structures are set each year based on our target and its actual competitive position. A market analysis was done on the existing salary structure and it was determined that no major structure adjustments were necessary. Likewise, merit budgets are established based on a competitive target, actual competitive position, and our desire to recognize and reward individual contribution. For international employees and non-exempt salaried employees in the United States, structure adjustments and merit budgets are determined based on local market conditions.

          Individual merit adjustments are based upon the managers' quantitative and qualitative evaluation of individual performance, including feedback from customers served, against business objectives such as earnings, return on capital, market share, new customers, and development of new commercial products. Performance is also considered in the context of expectations for behavior and the individuals' positions in their respective salary-ranges.

          Mr. Perry's salary was increased 11% for 2003 in accordance with the terms of his employment agreement and based on competitive practice and business results, which included earnings results while funding investments in capital expansion, research and development, joint ventures, and acquisitions. Base salary continues to be less than one-fourth of total compensation for Mr. Perry and generally less than one-half of total compensation for other senior management. This reflects our emphasis on non-fixed compensation, which varies with Engelhard performance, and on other equity vehicles which are closely aligned with shareholder interests.

     2.   ANNUAL CASH AND LONG TERM EQUITY INCENTIVE COMPENSATION

          Our Management Incentive Plan integrates incentive compensation vehicles (including cash bonus awards, restricted stock and stock options) to link total compensation for the participant with both competitive practice and the performance of Engelhard and/or the applicable business unit and the individual. The plan facilitates clarity of performance expectations and encourages the identification and commitment to "breakthrough" results. Overall incentive pools are established for cash, restricted stock, and stock options. The pools are determined by a formula based on competitive total compensation for comparable performance; desired compensation mix among cash, restricted stock and options; and on the actual performance of Engelhard and its business units against specific predetermined levels of earnings targets. A threshold level is established below which incentives will not normally be paid. The Committees may adjust these pools up or down based on the economic climate or other special circumstances. Individual awards are determined based on performance against specific objectives within the limits of the pools.

          The value of awards made for services in 2002 under Engelhard's Management Incentive Plan decreased by 11.2% from 2001. As provided under this plan, the level of the pool generated for Engelhard overall and each business group depends upon that group's actual performance against targets established at the beginning of 2002. Once each group's pool was established, individual performance based awards were made as described below.

     a.   ANNUAL CASH INCENTIVE PROGRAM

          This program is designed to provide focus on expected annual results and recognition of accomplishment for the year.

          For 2002, actual cash payments determined under the Management Incentive Plan, including the cash incentive payments to all Executive Officers, were 98.3% of the competitively defined pool as factored for performance.

          For the year 2002, Mr. Perry received a cash incentive award of $1,100,000, compared with $1,180,000 (including $930,000 that was part of the Management Incentive Plan pool) for 2001. Total cash compensation paid to eligible participants reflects competitive practice for results achieved and is projected to be around the 75th percentile of competitive practice--lower in lower level positions and higher in higher level positions.

     b.   RESTRICTED STOCK

          Providing for vesting of shares in equal amounts over a period of five years, the Key Employees Stock Bonus Plan is designed to align key employee and shareholder long-term interests by providing designated employees an equity interest in Engelhard. Eligible employees are reviewed annually for award grants determined in the manner previously described.

          The total equity value awarded under the Management Incentive Plan to Executive Officers and other participants for 2002 was 102% of the plan generated pool. The Committee determines the amount of the equity pool for the year, which is then converted to a combination of restricted stock and stock options. Approximately one-third of the value of this equity pool, using present value methodologies, awarded for 2002 was in the form of restricted stock.

          For the year 2002, Mr. Perry received a restricted stock award of 15,700 shares pursuant to the Management Incentive Plan. He received a restricted stock award of 9,965 shares pursuant to the Management Incentive Plan for 2001.

          In accordance with the terms of his employment agreement, Mr. Perry was also awarded special restricted stock awards in 2001 of 29,300 shares that do not vest until the fifth anniversary of the award, when they vest entirely. See "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 18. After assessing Mr. Perry's 2001 performance, the Committee awarded an additional restricted stock award of 3,640 shares in recognition of the appreciable increase in shareholder value created since he became Chairman and Chief Executive Officer. Neither of these awards was considered as part of the total equity award under the Management Incentive Plan described above.

     c.   STOCK OPTIONS

          Our stock option plans have been designed to link employee compensation growth directly to growth in share price. In conjunction with restricted stock, options are the major driver of senior management compensation aligning their reward with shareholder interests. As noted above, approximately two-thirds of the compensation value of the equity pool was paid in the form of stock options. Utilizing actuarial and financial Black-Scholes models, the value of an option was calculated to be approximately one-third of the value of a restricted share award.

          In addition, senior managers worldwide including all the Executive Officers are reviewed for annual stock option grants determined under the Management Incentive Plan in the manner previously described. Options vest in equal increments over four years and normally have a ten-year life. Options granted for 2002 under the Management Incentive Plan were 102% of the pool generated.

          For the year 2002, Mr. Perry received stock option awards under the Management Incentive Plan totaling 293,352 options pursuant to the Management Incentive Plan. He received 337,424 stock options in 2001, including 231,268 options that were part of the Management Incentive Plan pool.

     The Committees direct the purchase of compensation survey information from several independent professional consultants in order to review the base, annual cash incentive, and total compensation of Mr. Perry and other individual senior managers and employee groups.

     The Committees are satisfied that relevant competitive data and achievements of Engelhard against its targets in the context of the economic and competitive environment in which Engelhard has operated support the objectives of attracting and retaining key talent, providing incentives for superior performance, and aligning employee and shareholder interests. Nevertheless, the Committees may reevaluate the current compensation program design as part of their ongoing process of oversight on such matters.

     Section 162(m) of the Internal Revenue Code generally limits the deductible amount of annual compensation paid to certain individual executive officers (i.e., the chief executive officer and the four other most highly compensated executive officers of Engelhard) to no more than $1 million each. Considering the current structure of executive officer compensation and the availability of deferral opportunities, the Committee believes that we will not be denied any significant tax deductions for 2002. The Committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

                             COMPENSATION COMMITTEE
                       STOCK OPTION/STOCK BONUS COMMITTEE

Marion H. Antonini               Henry R. Slack                  James V. Napier

                                PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                   AMONG ENGELHARD CORPORATION, S&P 500 INDEX
                             AND ALL S&P CHEMICALS**




                              [INSERT PLOT POINTS]

                                                   DECEMBER 31,
                              ------------------------------------------------------
                               1997      1998      1999     2000      2001     2002
                              ------    ------    ------   ------    ------   ------
Engelhard Corporation ......  100.00    114.60    113.29   125.20    172.77   141.66
S&P 500 Index ..............  100.00    128.58    155.63   141.26    124.65    97.10
All S&P Chemicals ..........  100.00     90.02    106.43    92.90     94.83    90.33

--------------------
* Assumes $100 invested on December 31, 1997 in each referenced group with reinvestment of dividends.
** The All S&P Chemicals  index  includes all 42 chemical  companies  (including
   Engelhard) from five chemical sub-industry indices of the S&P 1500.

                            REPORT OF AUDIT COMMITTEE

GENERAL

     The Audit Committee acts under a written charter adopted and approved by the Board of Directors on June 1, 2000, which was previously attached as an appendix to Engelhard's Proxy Statement dated March 29, 2001.

     Based on the Audit Committee's review of the audited financial statements as of and for the fiscal year ended December 31, 2002 and its discussions with management regarding such audited financial statements, its receipt of written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES), its discussions with the independent auditors regarding such auditor's independence, the matters required to be discussed by the Statement on Auditing Standards 61 (COMMUNICATION WITH AUDIT COMMITTEES) and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended December 31, 2002 be included in Engelhard's Annual Report on Form 10-K for such fiscal year.

FEES BILLED TO ENGELHARD BY ERNST & YOUNG LLP ("E&Y") DURING FISCAL YEAR ENDED DECEMBER 31, 2002

     AUDIT FEES

     The aggregate audit fees billed to Engelhard by E&Y, which consists principally of services rendered in connection with the audit of Engelhard's financial statements included in Engelhard's Annual Report on Form 10-K for Fiscal Year 2002, the review of Engelhard's financial statements included in Engelhard's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2002 and statutory audits in non-U.S. locations, totaled $2,418,000.

     AUDIT-RELATED FEES

     The aggregate fees billed to Engelhard by E&Y during the fiscal year ended December 31, 2002 for audit-related services totaled $241,000. Audit-related fees consist principally of fees for audits of financial statements of certain employee benefit plans and audits of government research programs.

     TAX FEES

     The aggregate fees billed to Engelhard by E&Y during the fiscal year ended December 31, 2002 for tax services totaled $1,274,000. Tax fees consist of tax planning and tax compliance services.

     OTHER FEES

     No other fees were incurred or billed to Engelhard by E&Y during the fiscal year ended December 31, 2002, other than those described above. E&Y was not Engelhard's independent auditor for the fiscal year ended December 31, 2001. However, the aggregate fees billed to Engelhard by E&Y in 2001 consisted of tax compliance services of $59,000 and internal audit services of $248,000.

     The Audit Committee considered and concluded that the provision of non-audit services by E&Y is compatible with maintaining auditor independence.

     Audit fees are reviewed and explicitly approved by the Audit Committee on an annual basis. On December 12, 2002, Engelhard's Audit Committee established detailed policies and procedures for the pre-approval of audit-related, tax and other fees. These procedures include review and approval of the nature of permissible services to be incurred in each of nine specific service categories. Additionally, notwithstanding the pre-approval procedures, any engagement of $100,000 or more requires explicit review and approval of the Audit Committee before the auditor is engaged.

                                 AUDIT COMMITTEE

Douglas G. Watson                  Norma T. Pace                 James V. Napier

   The foregoing Audit Committee Report shall not be incorporated by reference into any of Engelhard's prior or future filings with the SEC, except as otherwise explicitly specified by Engelhard in any such filing.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On May 2, 2002, the Audit Committee and the Board of Directors determined that Arthur Andersen LLP ("AA") should be dismissed as our independent accountants as soon as a new accounting firm was engaged.

     The report of AA on our financial statements for the fiscal year ended December 31, 2001 and December 31, 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. During our fiscal years ended December 31, 2001 and December 31, 2000, and during the subsequent period ended May 2, 2002, there were no disagreements with AA on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of AA, would have caused AA to make reference to the matter in their report. During our fiscal years ended December 31, 2001 and 2000, and during the subsequent interim period, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     Engelhard has provided AA with a copy of the foregoing disclosure. A copy of AA's letter, dated May 2, 2002, stating their agreement with the accuracy of these statements is attached as Exhibit 16.1 to Engelhard's Form 8-K dated May 2, 2002 and filed with the SEC.

     The Board of Directors, based on the recommendation of the Audit Committee, voted to engage E&Y as our independent accountants on May 2, 2002. During the two most recent fiscal years and the subsequent interim period preceding the engagement of E&Y, neither we nor anyone on our behalf has consulted E&Y regarding: (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, which consultation resulted in the providing of a written report or oral advice concerning the same to us that E&Y concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-K).

     The Board of Directors, based on the recommendation of the Audit Committee, voted to retain E&Y to serve as Engelhard's independent public accountants for the year 2003. E&Y expects to have a representative at the meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.

                          FUTURE SHAREHOLDER PROPOSALS

HOW DO I MAKE A PROPOSAL FOR THE 2004 ANNUAL MEETING?

     The deadline for you to submit a proposal pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement and form of proxy for the 2004 Annual Meeting of Shareholders (the "2004 Annual Meeting") is December 4, 2003. The date after which notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely is December 4, 2003. Any shareholder proposal submitted outside of the processes of Rule
14a-8 of the Exchange Act must be received by us after January 3, 2004 and before February 2, 2004.

If received by us after February 2, 2004, then our proxy for the 2004 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2004 Annual Meeting.

                                  HOUSEHOLDING

     The SEC recently adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, send your request in writing to us at the following address: Investor Relations Department, Engelhard Corporation, 101 Wood Avenue, Iselin New Jersey 08830.

     If you are currently a stockholder sharing an address with another stockholder and wish to have your future proxy statements and annual reports householded (i.e., receive only one copy of each document for your household) please contact us at the above address.

                     ELECTRONIC DELIVERY OF PROXY MATERIALS

     As an alternative to receiving printed copies of these materials in future years, we are pleased to offer stockholders the opportunity to receive proxy mailings electronically. Electronic delivery saves us money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials and to vote your shares online. To request electronic delivery, please vote via the Internet at www.eproxy.com/ec and, when prompted, enroll to receive or access proxy materials electronically in future years. You may discontinue electronic delivery at any time.

                                  OTHER MATTERS

     At the date of this proxy statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of Engelhard.

                                   By Order of the Board of Directors



                                       ARTHUR A. DORNBUSCH, II
                                   VICE PRESIDENT, GENERAL COUNSEL
                                            AND SECRETARY

April 2, 2003

                                                         [Graphic Omitted]





                                                              NOTICE OF
                                                           ANNUAL MEETING
                                                                 OF
                                                            SHAREHOLDERS
                                                              AND PROXY
                                                              STATEMENT

                                                             May 1, 2003

                             ENGELHARD CORPORATION
                   101 WOOD AVENUE, ISELIN, NEW JERSEY 08830
P
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
R              FOR THE ANNUAL MEETING OF SHAREHOLDERS-MAY 1, 2003

O         The  undersigned  hereby  constitutes  and appoints Barry W. Perry and
     Arthur A. Dornbusch, II, and each of them, his true and lawful agents and X proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of ENGELHARD CORPORATION Y to be held at The Sheraton at Woodbridge Place, 515 Route 1 South, Iselin,
     NJ 08830-3010 on Thursday, May 1, 2003 at 9:00 a.m. Eastern Daylight Savings Time and at any adjournments thereof, on all matters coming before said meeting.

          You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign and return this card.


     --------------------------------------------------------------------------
       ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------


.................................................................................
                              FOLD AND DETACH HERE




     Dear Shareholder(s)

          Enclosed you will find material relating to the Company's 2003 Annual Meeting of Shareholders. The notice of the annual meeting and proxy statement describe the formal business to be transacted at the meeting.

          Whether or not you expect to attend the Annual Meeting, please complete the reverse side of the attached proxy card and return promptly in the accompanying envelope, which requires no postage if mailed in the United States. Please remember that your vote is important to us.


                                                           ENGELHARD CORPORATION

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN        Please          |_|
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED             Mark Here
SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS             for Address
PROXY WILL BE VOTED FOR PROPOSAL 1.                       Change or
                                                          Comments
                                                          SEE REVERSE SIDE

                                FOR    WITHHELD

1. Election of Directors;       |_|       |_|

   01 Marion H. Antonini
   02 Henry R. Slack

(To withhold vote for any individual nominee write that name below.)


-------------------------------------------------------

2. In their discretion, upon other matters as they may properly come before the meeting.


By  checking  the box to the right,  I consent to future  delivery  of     |_|
annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

                                          I PLAN TO ATTEND THE MEETING     |_|


          Please mark, sign and return promptly using the enclosed envelope. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

         Dated:                                                      , 2003
               ------------------------------------------------------

         ------------------------------------------------------------------
                                  Signature

         ------------------------------------------------------------------
                          Signature if held jointly


.................................................................................
                              FOLD AND DETACH HERE


                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

    INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11PM EASTERN DAYLIGHT
                SAVINGS TIME THE DAY PRIOR TO ANNUAL MEETING DAY.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.



       INTERNET                      TELEPHONE                       MAIL
http://www.eproxy.com/ec           1-800-435-6710

Use the  Internet to vote      Use    any     touch-tone     Mark, sign and date
your  proxy.   Have  your      telephone  to  vote  your     your proxy card and
proxy  card in hand  when      proxy.  Have  your  proxy       return it in the
you  access the web site.  OR  card  in  hand  when  you  OR       enclosed
You will be  prompted  to      call.    You    will   be         postage-paid
enter    your     control      prompted  to  enter  your          envelope.
number,  located  in  the      control  number,  located
box below,  to create and      in  the  box  below,  and
submit   an    electronic      then      follow      the
ballot.                        directions given.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.



YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT HTTP://WWW.EPROXY.COM/EC